Ex-99.906.CERT

Aspiriant Trust
Exhibit 12(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

I, Robert J. Francais, Principal Executive Officer of the Aspiriant Trust, certify to my knowledge that:

1.	The N-CSR of the registrant for the year ended February 28, 2017 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	05/08/2017

By	/s/ Robert J. Francais
Title	Robert J. Francais, President

I, Douglas S. Hendrickson, Principal Financial Officer of the Aspiriant Trust, certify to my knowledge that:

1.	The N-CSR of the registrant for the year ended February 28, 2017 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	05/08/2017

By	/s/ Douglas S. Hendrickson
Title	Douglas S. Hendrickson, Treasurer and Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Aspiriant Trust, and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.